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                                                                    EXHIBIT 23.2



                          CONSENT OF COOPERS & LYBRAND


We hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1995 on our audit of the consolidated financial statements of DEKALB Energy Company for the year ended December 31, 1994 included in the Apache Corporation Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.


                                             /s/ Coopers & Lybrand

                                             Coopers & Lybrand
                                             Chartered Accountants


Calgary, Alberta, Canada
April 25, 1997